Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39113, 33-54357,
333-42842, and 333-123512) of Briggs and Stratton Corporation of our report dated August 30, 2007 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

August 30, 2007